Exhibit 4.13.2

DATED: 23rd October 2014

BETWEEN

ROLLS-ROYCE PLC

ROLLS-ROYCE TOTAL CARE SERVICES LIMITED

AEROVIAS DEL CONTINENTE AMERICANO S.A. AVIANCA

AND

TAMPA CARGO S.A.S

AMENDMENT AGREEMENT NUMBER 2

relating to General Terms Agreement

DEG 7308

EXECUTION VERSION

Private and Confidential

TABLE OF CONTENTS

1.	INTERPRETATION	3

2.	REPRESENTATIONS AND WARRANTIES	4

3.	AMENDMENTS TO THE AGREEMENT	4

4.	GOVERNING LAW	5

5.	APPLICABILITY OF AGREEMENT	5

6.	ENTIRE AGREEMENT	5

Private and Confidential

AMENDMENT AGREEMENT NUMBER 2

DATED:

PARTIES:

(1)	Rolls-Royce plc whose registered office is at 65 Buckingham Gate, London SW1E SAT; and

Rolls-Royce Total Care Services Limited whose registered office is at Moor Lane, Derby, DE24 8BJ

(both hereinafter Rolls-Royce); and

(2)	Aerovias del Continente Americana S.A. Avianca, whose registered office Is at Avenida Calle 26 No. 59-15 Centro Administrative Bogotá, Colombia;

and

(3)	Tampa Cargo S.A.S whose registered office is at Aeropuerto Jose Maria Cordova, zone de carga, Hangar Tampa Cargo S.A.S Rionegro, Colombia

(hereinafter collectively called Avianca).

BACKGROUND:

(A)	The Parties entered into the General Terms Agreement DEG 7308 dated 29th June 2012 (as has been amended and supplemented from time to time) (the “Agreement”).

(B)	The Parties wish to add an additional [*] aircraft to the Agreement and amend Clause 20 accordingly.

(C)	This Amendment Agreement Number 2 (“Amendment 2”) sets out the provisions agreed by the Parties in relation to the above.

AGREED TERMS:

1.	INTERPRETATION

in this Amendment 2:

(a)	capitalised terms that are not otherwise defined have the same meaning as given to them in the Agreement; and

(b)	the following terms have the following meanings:

““Additional Aircraft” means Airbus A330 series [*] with Installed Engine Serial Numbers [*] and [*].”

“Sub-Lessee” means OceanAir Linhas Aereas S.A with respects of the Additional Aircraft and any operator with which Avianca enters Sublease arrangements, other than a Permitted Sub-Lessee.”

Private and Confidential

2.	REPRESENTATIONS AND WARRANTIES

2.1	General

Avianca repeat the representations and warranties in Clause 18 of the Agreement as if made with reference to the facts and circumstances existing at the date of this Amendment 2, and as if the references In them to “this Agreement” referred to this Amendment 2.

2.2	Specific

Avianca makes the following representations and warranties to Rolls-Royce:

(a)	[*].

(b)	[*].

2.3	Survival

Each of the representations and warranties survive the execution of this Amendment 2.

3.	AMENDMENTS TO THE AGREEMENT

3.1	Definitions

(a)	The following defined terms are added to Clause 1 of the Agreement In the correct alphabetical order:

“Additional Aircraft” means Airbus A330 series [*] with Installed Engines serial numbers [*] and [*].

(b)	The definition of “Sub-Lessee” in the Agreement Is deleted in Its entirety and replaced with the following:

“Sub-Lessee” means OceanAir Linhas Aereas S.A.S with respects of the Additional Aircraft and any operator with which Avianca enters Sublease arrangements, other than a Permitted Sub-Lessee.

3.2	Aircraft Delivery Schedule

Exhibit A (as has been amended and supplemented from time to time) is deleted in its entirety and replaced with Exhibit A contained in Schedule 1 hereto.

3.3	Sublease

Clause 20 to the Agreement is amended as follows;

“Rolls-Royce acknowledges that the Additional Aircraft will be subject to a Sublease in favour of Oceanair Linhas Aereas S.A.S and AviancafTampa Cargo S.A.S agrees the provisions of Clause 20 of the Agreement shall apply to such Sublease but as if the reference to “Tampa Cargo S.A.S” in the first sentence of Clause 20.2 and in paragraphs (c) and (e) of Clause 20.2 of the Avianca GTA shall be read as “Avianca/Tampa Cargo S.A.S (as applicable). For the avoidance of doubt, Tampa Cargo S.A.S shall in accordance with Clause 20 remain the sole obligor under the GTA (DEG7308) and for the TotalCare charges and related cost and expenses thereunder.”

Private and Confidential

4.	GOVERNING LAW

This Amendment 2 is, and any non-contractual obligations arising out of or in relation to it are, governed by, and will be construed in accordance with, New York Law. Provisions of Clause 14.9 of the Agreement are reinstated in this Amendment 2 hereto.

5.	APPLICABILITY OF AGREEMENT

5.1	The provisions of Clauses 10 (Nondisclosure), 14 3 (Notices), 14.4 (Assignment). 14.5 (Amendment) 14.7 (Waiver), 14.8 (Severability). 14.9 (Law and Jurisdiction). 14.11 (Third Party Rights), 14.14 (Counterparts) of the Agreement will apply to this Amendment 2 as if they were set out in full in this Amendment 2. Any reference to “Agreement” in such Clauses will be construed as a reference to this Amendment 2.

5.2	Except as expressly amended by this Amendment 2, the provisions of the Agreement continue in full and unvaried effect as the legal, valid and binding rights and obligations of each Party enforceable in accordance with their respective terms.

6.	ENTIRE AGREEMENT

6.1	This Amendment 2 and the Agreement constitute the entire agreement between the Parties with respect to their subject matter

6.2	Neither Party has placed any reliance on any representations, agreements, statements, or understandings made prior to the signature of this Amendment 2. whether orally or in writing other than those expressly incorporated in this Amendment 2.

Signed for and on behalf of:

AEROVIAS DEL CONTINENTE AMERICANO S.A.	ROLLS-ROYCE PLC

By:	By:

Printed:	Printed:

Title:	Title:

Signed for and on behalf of:

TAMPA CARGO S.A.S	ROLLS-ROYCE TOTAL CARE SERVICES LIMITED

By:	By:

Printed:	Printed:

Title:	Title:

Private and Confidential

Schedule 1

Exhibit A

Aircraft Delivery Schedule

Avianca has taken delivery of the Aircraft in accordance with the delivery schedule below:

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]